                                                                     EXHIBIT 21

                              LIST OF SUBSIDIARIES
                              --------------------

                                                         STATE OR OTHER
                                                         JURISDICTION OF
       NAME                                              INCORPORATION
       ----                                              ---------------
Printronix Nederland B.V.                                The Netherlands
Printronix Latinoamericana, S.A. de C.V.                 Mexico
Printronix Foreign Sales Corporation B.V.                The Netherlands
Printronix GmbH                                          Germany
Printronix A.G.                                          Switzerland